EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Alpine Equity Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Alpine Equity Trust for the year ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Alpine Equity Trust for the stated period.

/s/ Samuel A. Lieber		/s/ Sheldon Flamm

Samuel A. Lieber President, Alpine Equity Trust		Sheldon Flamm Treasurer, Alpine Equity Trust

Dated:	7/9/07

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Alpine Equity Trust for purposes of Section 18 of the Securities Exchange Act of 1934.